Exhibit 99.1

Bottomline Technologies Reports Fourth Quarter Results

30% Subscription and Transaction Revenue Growth Highlights Fourth Quarter

PORTSMOUTH, N.H. – August 12, 2014 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and digital banking solutions, today reported financial results for the fourth quarter and year ended June 30, 2014.

Revenues for the fourth quarter were $81.7 million, an increase of $16.6 million, or 26%, from the fourth quarter of last year. Subscription and transaction revenues, which are primarily related to the company’s digital banking, legal spend management and Paymode-X cloud-based applications, increased 30% from the fourth quarter of last year to $39.6 million.

Gross margin for the fourth quarter was $46.5 million, an increase of $11.9 million from the fourth quarter of last year. Net loss for the fourth quarter was $1.5 million, representing a net loss per share of $0.04.

Core net income for the fourth quarter was $14.9 million. Core net income excludes acquisition and integration-related expenses (including amortization of intangible assets) of $8.3 million, equity-based compensation of $6.0 million, restructuring expenses of $0.3 million, non-cash interest expense of $2.9 million associated with our convertible notes and net other non-core gains of $1.2 million. Core earnings per share was $0.39.

“We are pleased to report a very strong fourth quarter which completes an outstanding fiscal year” said Rob Eberle, President and CEO of Bottomline Technologies. “Our results for the quarter and the year confirm our strategic direction and demonstrate our ability to execute. Going forward, we are focused on driving new growth in the large markets we participate in. The course we have chosen positions the company well for continued future success as we expand our market presence and solution set”.

Revenues for the year ended June 30, 2014 increased 18% to $300.6 million as compared with $254.8 million last year. Subscription and transaction revenues increased 20% to $141.1 million in the year ended June 30, 2014. Net loss for the year ended June 30, 2014 was $19.1 million, or $0.52 per share.

Core net income for the year ended June 30, 2014 was $48.4 million. Core net income excludes acquisition and integration-related expenses (including amortization of intangible assets) of $31.6 million, equity-based compensation of $22.8 million, restructuring expenses of $1.4 million, non-cash interest expense of $11.4 million associated with our convertible notes and other non-core expenses of $0.3 million. Core earnings per share was $1.29.

Fourth Quarter Customer Highlights

•	Chosen by six leading organizations, including Aviva Canada and Enstar, to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Signed 14 new deals to provide banks with online account origination technology, including a multi-year agreement with a major global bank, enabling the banks to improve their digital presence and increase customer acquisition through digital channels.

•	Leading institutions, such as Cambridge Building Society, NYC Employees’ Retirement System, Qualcomm and Plusnet Plc, chose Bottomline’s payment automation solutions to extend their payments capabilities and improve efficiencies.

•	Companies such as Bank Austria Creditanstalt, Cigna and INTL FCStone selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

•	Selected by nine institutions, including Jones Lang LaSalle, to provide Paymode-X, Bottomline’s leading cloud-based payments automation platform.

Fourth Quarter Strategic Corporate Highlights

•	Deployed release 10.2 of Legal-X, which includes new innovative widgets that will increase productivity and improve the user experience by showing users information on their productivity, program performance and pending workload.

•	Received the 2014 Granite State Award, given annually in recognition of outstanding contributions to the state of New Hampshire by the University of New Hampshire. Bottomline’s selection was based on its outstanding community support and employee involvement in charitable causes.

•	Announced the general availability of the Healthcare 5.1 platform, including eCapture, eSignature, and On-Demand forms functionality, providing an easy to use and intuitive solution for both patients and staff.

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Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income and core earnings per share are non-GAAP financial measures. Our non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition and integration-related expenses (including acquisition-related earn-outs), restructuring related costs, non-cash pension expenses, non-core charges associated with our convertible notes and other non-core or non-recurring gains or losses that arise from time to time. Non-core charges associated with our convertible notes consist of non-cash interest expense as well as gains or losses on derivative instruments issued in conjunction with the notes. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with our business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other charges we incur as a direct result of our acquisition and integration efforts. The non-core income tax benefit for the quarter ended June 30, 2014 relates to a change in certain tax estimates during the fourth quarter. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP. A reconciliation of the GAAP results to the non-GAAP results for the three and twelve months ended June 30, 2014 and 2013 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	(in thousands)		(in thousands)
	2014	2013	2014	2013
GAAP net loss	$(1,481)	$(3,814)	$(19,104)	$(14,395)
Amortization of intangible assets	7,579	4,874	26,242	19,549
Equity-based compensation	6,029	4,499	22,821	18,031
Acquisition and integration-related expenses	732	3,382	5,367	10,827
Restructuring expenses (benefit)	311	(13)	1,371	1,179
Non-cash pension expense	93	—	331	—
Net loss on derivative instruments	—	—	—	4,435
Non-cash interest expense	2,918	2,738	11,397	5,980
Non-core income tax benefit	(1,301)	—	—	—

Core net income	$14,880	$11,666	$48,425	$45,606

GAAP diluted shares	38,073	36,694	37,936	36,235
Impact of note hedges	(142)	—	(366)	—

Core diluted shares	37,931	36,694	37,570	36,235

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides cloud-based payment, invoice and digital banking solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust Bottomline to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our growth plans. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2013 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,
	2014	2013
Revenues:
Subscriptions and transactions	$39,614	$30,359
Software licenses	5,025	5,330
Service and maintenance	34,967	27,390
Other	2,073	1,953

Total revenues	81,679	65,032

Cost of revenues:
Subscriptions and transactions	19,256	17,026
Software licenses	339	421
Service and maintenance	14,029	11,436
Other	1,594	1,553

Total cost of revenues	35,218	30,436

Gross profit	46,461	34,596

Operating expenses:
Sales and marketing	19,008	16,182
Product development and engineering	11,362	7,788
General and administrative	8,393	7,494
Amortization of intangible assets	7,579	4,874

Total operating expenses	46,342	36,338

Income (loss) from operations	119	(1,742)

Other expense, net	(3,540)	(3,249)

Loss before income taxes	(3,421)	(4,991)
Income tax benefit	(1,940)	(1,177)

Net loss	$(1,481)	$(3,814)

Basic and diluted net loss per share	$(0.04)	$(0.11)

Shares used in computing basic and diluted net loss per share:	37,374	35,941

Core net income (excludes amortization of intangible assets, acquisition and integration-related expenses, restructuring expenses, equity-based compensation expense, non-core charges associated with our convertible notes and other non-core charges):(1)

Core net income	$14,880	$11,666

Diluted core net income per share(2)	$0.39	$0.32

1)	Core net income excludes charges for amortization of intangible assets of $7,579 and $4,874, acquisition and integration-related expenses of $732 and $3,382, restructuring expenses (benefit) of $311 and ($13), equity-based compensation of $6,029 and $4,499, non-core charges associated with our convertible notes of $2,918 and $2,738 and net other non-core gains of $1,208 and zero for the three months ended June 30, 2014 and 2013, respectively.
2)	Shares used in computing diluted core earnings per share were 37,931 and 36,694 for the three months ended June 30, 2014 and 2013, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Twelve Months Ended June 30,
	2014	2013
Revenues:
Subscriptions and transactions	$141,103	$118,016
Software licenses	20,769	22,546
Service and maintenance	131,531	106,389
Other	7,182	7,823

Total revenues	300,585	254,774

Cost of revenues:
Subscriptions and transactions	69,220	64,101
Software licenses	1,602	2,399
Service and maintenance	54,463	46,788
Other	5,383	5,998

Total cost of revenues	130,668	119,286

Gross profit	169,917	135,488

Operating expenses:
Sales and marketing	72,707	62,825
Product development and engineering	39,725	32,974
General and administrative	33,721	27,076
Amortization of intangible assets	26,242	19,549

Total operating expenses	172,395	142,424

Loss from operations	(2,478)	(6,936)

Other expense, net	(14,544)	(11,357)

Loss before income taxes	(17,022)	(18,293)
Provision (benefit) for income taxes	2,082	(3,898)

Net loss	(19,104)	(14,395)

Basic and diluted net loss per share	$(0.52)	$(0.41)

Shares used in computing basic and diluted net loss per share:	36,834	35,444

Core net income (excludes amortization of intangible assets, acquisition and integration-related expenses, restructuring expenses, equity-based compensation expense, non-core charges associated with our convertible notes and other non-core charges):(1)

Core net income	$48,425	$45,606

Diluted core net income per share(2)	$1.29	$1.26

1)	Core net income excludes charges for amortization of intangible assets of $26,242 and $19,549, acquisition and integration-related expenses of $5,367 and $10,827, restructuring expenses of $1,371 and $1,179, equity-based compensation of $22,821 and $18,031, non-core charges associated with our convertible notes of $11,397 and $10,415 and other non-core charges of $331 and zero for the twelve months ended June 30, 2014 and 2013, respectively.
2)	Shares used in computing diluted core earnings per share were 37,570 and 36,235 for the twelve months ended June 30, 2014 and 2013, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2014	June 30, 2013

Assets
Current assets:
Cash, cash equivalents and marketable securities	$191,478	$293,077
Accounts receivable	61,064	44,430
Other current assets	28,238	15,243

Total current assets	280,780	352,750

Property and equipment, net	35,901	23,631
Goodwill and intangible assets, net	372,495	192,068
Other assets	11,167	17,073

Total assets	$700,343	$585,522

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,283	$8,933
Accrued expenses	25,542	16,070
Deferred revenue	66,571	47,184

Total current liabilities	108,396	72,187

Convertible senior notes	148,795	138,582
Deferred revenue, non-current	15,997	9,104
Deferred income taxes	23,537	5,457
Other liabilities	16,192	3,443

Total liabilities	312,917	228,773

Stockholders’ equity
Common stock	39	38
Additional paid-in-capital	530,377	499,182
Accumulated other comprehensive income (loss)	6,816	(10,460)
Treasury stock	(20,579)	(21,888)
Accumulated deficit	(129,227)	(110,123)

Total stockholders’ equity	387,426	356,749

Total liabilities and stockholders’ equity	$700,343	$585,522